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               PUGET POWER CONSERVATION GRANTOR TRUST 1995-1

         __% CONSERVATION PASS-THROUGH CERTIFICATES, SERIES 1995-1

                    PUGET SOUND POWER & LIGHT COMPANY
                         (Seller and Servicer)


                          UNDERWRITING AGREEMENT


                                                    __________, 1995


Salomon Brothers Inc
Chemical Securities Inc.
   c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

          1.  INTRODUCTION.  PUGET SOUND POWER & LIGHT
COMPANY, a Washington corporation (the "Seller"), proposes to cause Puget Power Conservation Grantor Trust
1995-1 (the "Trust") to issue and sell $_______ principal amount of its __% Conservation Pass-Through Certificates,
Series 1995-1 (the "Certificates") to Salomon Brothers
Inc and Chemical Securities Inc. (collectively, the
"Underwriters"). Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will consist of (i) the Purchased
Conservation Investment Assets, (ii) the Purchased
Contract Rights, (iii) the Purchased Sale Proceeds, and
(iv) all proceeds of the foregoing (collectively, the "Purchased Assets"). The Trust will be formed, the Purchased Assets will be serviced by Puget Sound Power &
Light Company (in such capacity, the "Servicer") and the Certificates will be issued pursuant to a pooling and servicing agreement, dated as of ______, 1995 (as amended and supplemented from time to time (the "Pooling and Servicing Agreement"), among the Seller, the Servicer and Chemical Bank, as trustee (the "Trustee"). Pursuant to the Pooling and Servicing Agreement, the Servicer will act as custodian of the Purchased Asset Documentation.
Capitalized terms

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used and not otherwise defined herein shall have the
meanings given to them in the Pooling and Servicing
Agreement.

          2.  REPRESENTATIONS AND WARRANTIES OF THE
SELLER. The Seller represents and warrants to, and agrees with the Underwriters that:

          (a) The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-87784) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Certificates. The Seller may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Seller will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement
     (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(l) or (4). In the case of clause (ii), the Seller has included in such registration statement, as amended at the Effective Date, all information
     (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Certificates and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Certificates and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Seller has advised you, prior to the Execution Time, will be included or made therein.

          (b)  On the Effective Date, the Registration
     Statement did or will, and when the Prospectus is

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     first filed (if required) in accordance with Rule
     424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information relating to either
     Underwriter furnished in writing to the Seller by or on behalf of such Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
     "Prospectus" shall mean the prospectus relating to the Certificates that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Certificates included in the Registration Statement at the

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     Effective Date.  "Registration Statement" shall mean
     the registration statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution
     Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          (d) The Seller has been duly organized and is in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (e) As of the Closing Date, the Certificates will be duly and validly authorized, and, when duly and validly executed by the Trustee on behalf of the Trust in accordance with the Pooling and Servicing
     Agreement, and following delivery to and payment therefor by the Underwriters, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (f) The Seller has the power and authority to execute and deliver this Agreement and the Pooling and Servicing Agreement and to carry out their respective terms; the Seller has the power and authority to sell and assign the Purchased Assets to be sold and assigned to the Trustee pursuant to the Pooling and Servicing Agreement as part of the Trust; and the execution, delivery and performance of this Agreement and the Pooling and Servicing
     Agreement have been duly authorized by the Seller by all necessary corporate action.

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          (g)  This Agreement and the Pooling and
     Servicing Agreement each constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general, by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;
     and, with respect to enforceability of Section 8 hereof, by public policy.

          (h) Neither the execution and delivery of the Pooling and Servicing Agreement, the issue and sale of the Certificates, nor the consummation of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement and the fulfillment of the terms hereof and thereof (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which the Seller is bound or to which any property or assets of the Seller are subject, (B) result in the creation or imposition of any lien upon any property or assets of the Seller pursuant to the terms of any such indenture, agreement or other instrument, or (C) violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its property or assets.

          (i) There are no proceedings or investigations pending or, to the best of the Seller's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its property or assets (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates and (B) seeking to prevent the issuance of the Certificates or the consummation of

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     any of the transactions contemplated by this Agreement
     or the Pooling and Servicing Agreement.

          (j)  No authorization or approval or other
     action by, and no notice to or filing with, and no consent by, any governmental authority, regulatory body or third party is required for the due execution and delivery by the Seller of this Agreement or the Pooling and Servicing Agreement and the performance by the Seller of its obligations under this Agreement and the Pooling and Servicing
     Agreement except for (i) the Initial Commission
     Order and (ii) such authorizations, approvals, notices, consents and filings that have been duly received or made, as the case may be, as of the date of this Agreement.

          (k) There are no liens, claims or encumbrances on any of the Purchased Assets arising by, through or under the Seller.

          (l) The Trust is not an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company
     Act of 1940, as amended.

          (m) The statements in the Prospectus under the headings "The Statute," "The Tariff and the Trust
     Assets," "Federal Income Tax Consequences" and
     "ERISA Considerations" fairly summarize the matters described therein.

          (n) Since the dates as of which information is given in the Prospectus and except as set forth in or contemplated by the Prospectus, excluding any amendment or supplement thereto, there has been no change or development that materially and adversely affects the Purchased Assets or the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement.

          3.  PURCHASE, SALE AND DELIVERY OF
CERTIFICATES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Seller, the entire aggregate principal amounts of Certificates

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set forth opposite the names of the Underwriters in
Schedule I hereto. The Certificates are to be purchased at the purchase price of _____% of the aggregate initial Certificate Balance (as defined in the Pooling and Servicing Agreement), plus accrued interest, if any, at the Certificate Rate (as defined in the Prospectus) from (and including) ____________, 1995 to
(but excluding) the Closing Date. The Seller shall deliver the Certificates to the Underwriters against payment by the Underwriters of the purchase price thereof, to or upon the order of the Seller by wire transfer of immediately available funds, at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue,
New York, New York at 10:00 a.m. (New York City time), or at such other date and time not later than seven full business days thereafter as the Underwriters and the Seller determine, such times being herein referred to as the "Closing Date." The Certificates so to be delivered will be initially represented by Certificates registered in the name of Cede & Co., the nominee of The Depository
Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

          4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus and the Underwriters agree that all such offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations.

          5.  COVENANTS OF THE SELLER.  The Seller
covenants and agrees with the Underwriters as follows:

          (a) The Seller shall use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Certificates, the Seller shall not file any amendment of the Registration Statement or supplement to the Prospectus unless, within a reasonable amount of time prior to filing, the Seller has furnished to the Underwriters a copy of such proposed amendment or supplement for their review and shall not file any such proposed amendment or

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     supplement to which the Underwriters object.
     Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller shall cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and shall provide evidence satisfactory to the Underwriters of such timely filing. The
     Seller shall promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule
     424(b), (iii) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration
     Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)  If, at any time when in the opinion of
     counsel for the Underwriters a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration
     Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Seller promptly

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     shall (i) prepare and file with the Commission, subject
     to the second sentence of paragraph (a) of this
     Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c)  The Seller shall furnish to the
     Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration
     Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Seller shall furnish or cause to be furnished to the Underwriters copies of all reports on Form SR required by Rule 463 under the Act. The Seller shall pay the expenses of printing or other production of all documents relating to the offering.

          (d) The Seller shall take such action for the qualification or exemption of the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification or exemption and in connection with the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as the Underwriters shall designate.

          (e)  The Seller shall arrange for the
     determination of the legality of the Certificates for purchase by institutional investors and shall pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (f)  For a period from the date of this
     Agreement until the retirement of the Certificates, or until such time as no Underwriter shall maintain a secondary market in the Certificates, whichever first occurs, the Seller shall deliver to the Under-

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     writers the annual statement of compliance delivered
     to the Trustee pursuant to Section 6.10 of the Pooling and Servicing Agreement and the annual independent auditor's servicing report furnished to the Trustee pursuant to Section 6.11 of the Pooling and Servicing
     Agreement, as soon as such statements are furnished to the Trustee.

          (g)  So long as any of the Certificates are
     outstanding, the Seller shall furnish to the Underwriters (i) as soon as available, a copy of each report of the Trust filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to Certificateholders, and (ii) from time to time, such other information concerning the Seller or the Trust as the Underwriters may reasonably request.

          (h) The Seller shall pay or cause to be paid all expenses incident to the performance of the Seller's obligations under this Agreement, and shall pay or cause to be paid or shall reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested pursuant to paragraph (e) above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in printing and distributing each Preliminary
     Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (i)  To the extent, if any, that, any rating
     necessary to satisfy the condition set forth in
     Section 6(i) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Seller on or after the Closing Date, the Seller shall furnish such documents and take such other actions.

          (j)  If, during the period after the Closing
     Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the

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     Seller receives notice that a stop order suspending
     the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Seller shall advise the Underwriters of the issuance of such stop order.

          (k) The Seller confirms as of the date hereof that it is in compliance with all provisions of
     Section 1 of Laws of Florida, Chapter 92-198, AN ACT
     RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Seller further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange
     Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Seller's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (l) Upon any request of the Underwriters, the Seller shall deliver to the Underwriters a copy of the most recent Monthly Servicer's Certificate and Trustee's Certificate required by Sections 7.6(a) and (b), respectively, of the Pooling and Servicing
     Agreement.

          6.  CONDITIONS TO THE OBLIGATIONS OF THE
UNDERWRITERS. The obligations of the Underwriters to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Seller contained herein and in Section 9.1 of the Pooling and Servicing Agreement as of the Execution
Time and the Closing Date, to the accuracy of the representations and warranties of the Servicer in Section
10.1 of the Pooling and Servicing Agreement as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Seller made in any certificates pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions:

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          (a)  If the Registration Statement has not
     become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00
     p.m. New York City time on such date or (ii) 12:00
     Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule
     424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration
     Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)  The Seller shall have furnished to the
     Underwriters the opinion of Perkins Coie, counsel to the Seller, dated the Closing Date, to the effect that:

                  (i)  the Seller has been duly
          incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                  (ii) the Pooling and Servicing
          Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Seller in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and by

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          general principals of equity, regardless of
          whether such enforceability is considered in a proceeding in equity or at law); and the Certificates have been duly authorized and, when executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

                  (iii)  to the best knowledge of such
          counsel after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator (A) asserting the invalidity of this Agreement, the Pooling or Servicing Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or (C) that materially and adversely affects the Purchased
          Assets or the ability of the Seller to perform its obligations under the Pooling and Servicing
          Agreement; and to the best knowledge of such counsel after due inquiry, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "The Statute,"
          "The Tariff and the Trust Assets," "Federal
          Income Tax Consequences" and "ERISA
          Considerations" fairly summarize the legal matters described therein;

                  (iv)  the Registration Statement has
          become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose

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          have been instituted or threatened and the
          Registration Statement and the Prospectus
          (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and (although such counsel are not passing upon or assuming any responsibility for the accuracy, completeness of fairness of the statements made in the Registration Statement or the Prospectus, except as stated in paragraph
          (iii)) no facts have come to the attention of such counsel that have led such counsel to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that at the Closing
          Date the Prospectus includes any untrue
          statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v)  this Agreement has been duly
          authorized, executed and delivered by the Seller;

                  (vi)  the Initial Commission Order has
          been issued and has not been rescinded,
          annulled or modified; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except the Initial Commission Order and such as have been obtained under the Statute and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                  (vii)  neither the execution and
          delivery of the Pooling and Servicing
          Agreement, the

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          issue and sale of the Certificates, nor the
          consummation of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement and the fulfillment of the terms hereof and thereof (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute
          (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel, after due inquiry and to which the Seller is a party or by which the Seller is bound or to which any property or assets of the Seller are subject,
          (B) result in the creation or imposition of any lien upon any property or assets of the Seller pursuant to the terms of any such indenture, agreement or other instrument, or (C) violate any law or, to the best of such counsel's knowledge after due inquiry, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties or assets.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Washington or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Seller and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration
     Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d)  The Seller shall have furnished to the
     Underwriters a certificate of the Seller, signed by the President or the Executive Vice President and by a financial or accounting officer of the Seller, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                  (i)  the representations and warranties
          of the Seller in this Agreement and in Section
          9.1 of the Pooling and Servicing Agreement, and the representations and warranties of the Servicer in Section 10.1 of the Pooling and Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing
          Date and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii)  no stop order suspending the
          effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Seller's knowledge, threatened; and

                  (iii)  since the dates as of which
          information is given in the Prospectus and except as set forth in or contemplated by the Prospectus, excluding any amendment or supplement thereto, there has been no change or development that materially and adversely affects the Purchased Assets or the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement.

          (e)  At the Execution Time and at the Closing
     Date, Coopers & Lybrand shall have furnished to the Underwriters letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Seller and its subsidiaries) set forth in the Registration
     Statement and the Prospectus, including information specified by the Underwriters and set forth under the captions "Prospectus Summary," "The Tariff and the Trust Assets," "Puget Customers and Collections, and "Description of the Certificates" in the Prospectus, agrees with the accounting records of the Seller and its subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph
     (e) include any supplement thereto at the date of such letter.

          (f)  Subsequent to the Execution Time or, if
     earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the Purchased
     Assets or the ability of the Seller to perform its obligations under the Pooling and Servicing
     Agreement the effect of which, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Registration Statement
     (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (g)  On or prior to the Closing Date, the
     Seller shall not offer, sell, contract to sell or otherwise dispose of any additional similar asset-backed securities in a grantor trust or other special purpose vehicle without the Underwriters' prior written consent.

          (h)  The Underwriters shall have received on
     the Closing date an opinion letter or letters of Perkins Coie, counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, (i) with respect to the characterization of the transfer of the Purchased Assets by the Seller to the Trust as a "true sale" for bankruptcy purposes; and (ii) to the effect that the Trust is a grantor trust and the Certificateholders own undivided interests in debt.

          (i) The Certificates shall have been rated in the highest long-term rating category by each of the Rating Agencies.

          (j)  Prior to the Closing Date, the Seller
     shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          (k)  No Rating Agency shall have reduced or
     withdrawn its rating, if any, of any debt securities issued by the Seller.

          (l)  On or prior to the Closing Date, the
     Seller shall have delivered to the Underwriters evidence, in form and substance satisfactory to the Underwriters, of the Washington Utilities and Transportation Commission's approval of the Initial
     Commission Order.

          The Seller shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

          If any of the conditions specified in this
Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this

Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Seller in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this
Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York,
New York, on the Closing Date.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Certificates provided for herein is not consummated for any reason other than by reason of a default by the Seller or either of the Underwriters, no party shall have any liability to the other parties hereto except as provided in Section 5(d) and Section
5(h) and except for the indemnification and contribution obligations of the parties provided in Section 8.

          8.  INDEMNIFICATION AND CONTRIBUTION.

          (a)  The Seller agrees to indemnify and hold
     harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter furnished to the Seller by or on behalf of such Underwriter specifically for inclusion therein.
     This indemnity agreement shall be in addition to any liability which the Seller may otherwise have.

          (b)  Each Underwriter severally agrees to
     indemnify and hold harmless the Seller, each of its
     directors, each of its officers who signs the
     Registration Statement, and each person who controls
     the Seller within the meaning of either the Act or
     the Exchange Act, to the same extent as the
     foregoing indemnity from the Seller to each
     Underwriter, but only with reference to written
     information relating to such Underwriter furnished
     to the Seller by or on behalf of such Underwriter
     specifically for inclusion in the documents referred
     to in the foregoing indemnity.   The Seller
     acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several
     Underwriters for inclusion in any Preliminary
     Prospectus or the Prospectus, and you, as the Underwriters, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) shall not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.
     The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.
     An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Seller and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same)
     (collectively "Losses") to which the Seller and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Seller and by the Underwriters from the offering of the Certificates;
     PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Seller and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Seller shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.
     Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Seller or the Underwriters. The Seller and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Seller within the meaning of either the Act or the Exchange Act, each officer of the Seller who shall have signed the Registration Statement and each director of the Seller shall have the same rights to contribution as the Seller, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY AN UNDERWRITER. If either of the Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the nondefaulting
Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriter does not purchase all the Certificates, this Agreement shall terminate without liability to such nondefaulting
Underwriter, the Trust or the Seller. In the event of a default by either Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting
Underwriter shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  TERMINATION.  This Agreement shall be
subject to termination in the absolute discretion of the Underwriters, by notice given to the Seller prior to delivery of and payment for the Certificates, if prior to such time (i) trading in the Seller's Common Stock shall have been suspended by the Commission or the New York
Stock Exchange or trading in securities generally on the

New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Washington
State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Prospectus
(exclusive of any supplement thereto).

          11.  SURVIVAL OF CERTAIN REPRESENTATIONS AND
OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Seller or any of their officers or directors or any controlling persons, and shall survive delivery of and payment for the Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination and cancellation of this Agreement.

          12.  NOTICES.  All communications hereunder
shall be in writing, and, if sent to the Underwriters shall be mailed, delivered or sent by facsimile transmission and confirmed to Salomon Brothers Inc, Seven
World Trade Center, New York, New York 10048; Attention:
Curtis S. Probst, facsimile (212) 738-3848 with a copy to Paul B. Young, facsimile (212) 783-4120, or if sent to the Seller shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 411 108th
Avenue N.E., Bellevue, Washington 98004, Attention:
Chief Financial Officer, facsimile (206) 462-3300.

          13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling person referred to in Section
8, and no other person shall have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          15. STRUCTURING FEE. Upon the closing of the transactions contemplated hereby, the Seller will pay to Salomon Brothers Inc a structuring fee in the amount of $_________.

          16.  COUNTERPARTS.  This Agreement may be
signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

               **************************

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it shall become a binding agreement between the Seller and you in accordance with its terms.

                         Very truly yours,

                         PUGET SOUND POWER & LIGHT COMPANY,
                         as Seller and Servicer



                         By:________________________________


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

SALOMON BROTHERS INC
CHEMICAL SECURITIES INC.


By:  SALOMON BROTHERS INC


By:_______________________

                         SCHEDULE I

                                             Principal Amount
                                              of Certificates
                         Underwriters         to Be Purchased
                         ------------         ---------------
Salomon Brothers Inc  . . . . . . . . . .

Chemical Securities Inc.  . . . . . . . .









                                              ---------------
         Total. . . . . . . . . . . . . .
                                              ---------------
                                              ---------------
